SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number: ___________

RANCHO SANTA FE MINING, INC.

(Exact name of registrant as specified in its charter)

Nevada	1040	47-4674458
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9655 Granite Ridge Drive, Suite 200

San Diego, CA 92123

Tel. 858.717.8090

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

IncSmart.biz Inc.

1516 E. Tropicana Ave., Suite 155

Las Vegas, NV. 89119

Tel: 888.681.9777

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check is a smaller reporting company)	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share	6,750,000	$0.50 (3)	$3,375,000.00	$340.00
Common stock, $0.001 par value per share	20,000,000	$0.50 (4)	$10,000,000.00	$1,007.00
Total		—	$13,375,000.00	$1,347.00

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	This Registration Statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Selling Shareholders. This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling shareholders (“Selling Shareholders”) of the Registrant of up to 6,750,000 ordinary shares previously issued to the Selling Shareholders as named in the Resale Prospectus.
(4)	Direct Public Offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed or withdrawn without notice. These securities may not be sold until this registration statement filed with the Securities and Exchange Commission (“SEC”) is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December ____, 2015

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•	Public Offering Prospectus. A prospectus regarding our offering of up to 20,000,000 shares of our Common Stock in a direct public offering, without any involvement of underwriters or broker-dealers (the “Public Offering Prospectus”). Should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $10,000,000. The offering price is $0.50 per share for newly issued shares. There is no minimum number of shares that must be sold and there is no guarantee that the Company will raise any funds from the direct public offering.

•	Resale Prospectus. A prospectus to be used for the resale by Selling Shareholders of up to 6,750,000 shares of the Registrant’s Common Stock (the “Resale Prospectus”). The offering price is a fixed price of $0.50 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. The Company will not receive any proceeds from the resale of shares by the Selling Shareholders.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•       they contain different outside and inside front covers;

•       they contain different Offering sections;

•       they contain different Use of Proceeds sections;

•       a Selling Shareholders section is included in the Resale Prospectus;

•       they contain different Plan of Distribution sections;

•       the Dilution section is deleted from the Resale Prospectus;

•       they contain different outside back covers.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

RANCHO SANTA FE MINING, INC.

9655 Granite Ridge Drive, Suite 200

San Diego, CA 92123

Tel. 858.717.8090

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

20,000,000 shares of Common Stock

This is the initial offering of Common Stock of Rancho Santa Fe Mining, Inc. (the “Company”). We are offering for sale a total of 20,000,000 shares of Common Stock at a fixed price of $0.50 per share for the duration of this Offering (the “Offering”). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our Officers and Directors, will attempt to sell the shares directly to friends, family members and business acquaintances. Our Officers and Directors will not receive commissions or any other remuneration from any such sales. In offering the securities on our behalf, our Officers and Directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The shares will be offered for sale at a fixed price of $0.50 per share for a period of one hundred and eighty (180) days from the effective date of this Prospectus, unless extended by our Board of Directors for an additional 90 days. If all of the shares offered by us are purchased, the gross proceeds to us will be $10,000,000.00.  All funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein. Investors are advised that they will not be entitled to a refund and could lose their entire investment.

The Company is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for the Company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

This Prospectus covers the primary public offering by the Company of 20,000,000 shares of Common Stock. The Company is concurrently conducting a resale offering for 6,750,000 shares, which is covered in a separate Resale Prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF RANCHO SANTA FE’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this Prospectus is December ___, 2015.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “Rancho Santa Fe Mining,” “we,” “us,” and “our” refer and relate to Rancho Santa Fe Mining, Inc.

The Company Overview

The Company was incorporated in the State of Nevada on July 24 2015. We were incorporated and our business plan called for the Company to seek out and acquire various mining assets in the State of Nevada. Rancho Santa Fe Mining Inc. is a precious metals exploration and development company with the objective of becoming a gold producer. The Company is currently focused on the advancement of its two principal projects: the Virginia and Vanity Fair patented claims.

On October 28, 2015, the Company entered into a Asset Purchase Agreement (the “Asset Purchase”) with Humboldt Mining Company, Inc., an Nevada corporation (“HMCI”). Pursuant to the Asset Purchase Agreement, the Company acquired 100% of certain assets owned by HMCI, including, but not limited to: (i) all the real property, leasehold improvements, fixtures, furniture, machinery and equipment owned by the HMCI and relating to or used in HMCI’s operations; and, (ii) all inventory, including finished goods, raw materials and work in process as well as the right to receive inventory ordered by the HMCI for use in its operations; and, (iii) in addition to the foregoing, we acquired all the books and records of HMCI, as well as all intangible assets held, owned or controlled by HMCI (collectively, (i), (ii) and (iii) are referred to hereinafter as the “Acquired Assets”. We acquired none of HMCI’s existing or future liabilities. The acquired assets herein do not constitute an active business.

In exchange for the Acquired Assets the Company issued to the HMCI shareholders Thirteen Million Five Hundred Thousand shares of the Company’s $0.001 par value common stock, which represented Fifty (50%) percent of the Company’s issues and outstanding shares at the time of issuance. A copy of the Asset Purchase Agreement may be found as an Exhibit attached to this Registration Statement.

Company now owns land and patented mining rights North of Elko, Nevada nearby the formation known as the Carlin Trend. The Carlin Trend is the second-largest known gold resource in the world and has produced over 70 million ounces of gold. The Company’s property includes two patented claims – the Virginia and Vanity Fair patented claims - comprising what is known as the Prunty Mine Area.

The importance of these patented claims cannot be underestimated, insomuch as they have been referred to independently as “unique, rare and exceptional.” The “unique, rare and exceptional” are terms used in mining to denote multidimensional associations of claims as they relate location, uniqueness and quality. Further, in accordance with the Apex Rule in Mining, along the primary axis of the claims the Company is allowed to follow and continue mining the Prunty Mine area beyond the properties presently owned by the Company.

Operationally over the next 2-5 years, the Company intends to outsource fully 100% of the exploration, site preparation and extraction operations to a third party who provides all manpower, equipment and operational expenses associated therewith. It is intended the third party pays the Company a royalty of 20% to 30% of the gold reserves recovered and sold. We have begun initial discussions with several third-party candidates. The Company plans to retain four full-time staff and lease nominal executive office facilities in Nevada. Services such as Legal, Accounting, Shareholder Relations and Geology can be outsourced to consultants as needed. Business Development is limited to developing and maintaining a website presence, and nominal travel and business entertainment expense. The primary additional operations entail Asset Development, which includes the maintenance of applicable permits and claim renewals, as well as the outsourced production of independent Reserve Reports annually.

Emerging Growth Company

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with certain regulatory requirements applicable to other public companies that are not emerging growth companies, including but not limited to: not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and being exempt from the requirements of holding a non-binding advisory vote on executive compensation and securing stockholder approval of golden parachute payments. We intend to take advantage of these reduced regulatory requirements until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies, and certain elections we have made due to our status as an emerging growth company, see “Risk Factors—”As an ‘emerging growth company’ under applicable law, we will be subject to reduced disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies”.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

We are an exploration stage company and may never be able to carry out business or achieve any revenues or profitability; at this stage, even with good faith efforts, potential investors have a high probability of losing their entire investment.

We have not earned any revenues as of the date of this current report. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. We anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses in the foreseeable future. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven, as the lack of operating history makes it difficult to evaluate the future prospects of our business.

We are dependent on our two principal projects for our future operating revenue, neither of which currently has proven or probable reserves.

The Virginia and the Vanity Fair Project do not have identified proven and probable mineral reserves. The costs, timing and complexities of upgrading either property to proven and probable reserves may be greater than we anticipate. Mineral exploration and development involves a high degree of risk that even a combination of careful evaluation, experience and knowledge cannot eliminate, and few properties that are explored are ultimately developed into producing mines. There is no assurance that our mineral exploration programs will establish the presence of any proven or probable mineral reserves. The failure to establish proven or probable reserves would severely restrict our ability to implement our strategies for long-term growth.

We cannot be certain that our acquisition, exploration and evaluation activities will be commercially successful.

We currently have no properties that produce gold in commercial quantities. Substantial expenditures are required to acquire existing mining properties, to establish ore reserves through drilling and analysis, to develop metallurgical processes to extract metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. We cannot provide assurance that any gold or other metal reserves or mineralized material acquired or discovered will be in sufficient quantities to justify commercial operations or that the funds required for development can be obtained on a timely basis. Factors including costs, actual mineralization, consistency and reliability of ore grades and commodity prices affect successful project development, could have a material adverse effect on our future results of operations.

Actual capital costs, operating costs, production and economic returns may differ significantly from those we have anticipated and there are no assurances that any future development activities will result in profitable mining operations.

The capital costs to take our claims into production may be significantly higher than anticipated. We may ultimately base our decisions about the development of the projects based on a feasibility study. We have not prepared a feasibility study for the either, but we may use a portion of the proceeds of the offering to produce one if we deem it necessary or appropriate to do so. Our evaluations of our business and prospects are subject to change, including after any feasibility study has been conducted, which could materially adversely affect our prospects.

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Historical production at either of our claims may not be indicative of the potential for future development.

There is currently no commercial production at either claim and, since acquiring ownership; we have never recorded any revenues from commercial production. You should not rely on the fact that there were historical mining operations at the either claim as an indication that we will ever have future successful commercial operations. In order for us to develop new mining operations, we will be required to incur substantial operating expenses and capital expenditures to refurbish and/or replace existing infrastructure.

Land reclamation and mine closure may be burdensome and costly.

Land reclamation and mine closure requirements are generally imposed on mineral exploration companies, such as ours, which require us, among other things, to minimize the effects of land disturbance. Such requirements may include controlling the discharge of potentially dangerous effluents from a site and restoring a site’s landscape to its pre-exploration form. The actual costs of reclamation and mine closure are uncertain and planned expenditures may differ from the actual expenditures required. Therefore, the amount that we are required to spend could be materially higher than current estimates. Any additional amounts required to be spent on reclamation and mine closure may have a material adverse effect on our financial performance, financial position and results of operations and may cause us to alter our operations. In addition, we are required to maintain financial assurances, such as letters of credit, to secure reclamation obligations under certain laws and regulations. The failure to acquire, maintain or renew such financial assurances could subject us to fines and penalties or suspension of our operations. Additionally, even if we cease exploration at either claim we will be required to expend cash and other resources to satisfy ongoing care and maintenance obligations.

Our operations involve significant risks and hazards inherent to the mining industry.

Our operations involve the operation of large pieces of drilling and other heavy equipment. Hazards such as fire, explosion, floods, structural collapses, industrial accidents, unusual or unexpected geological conditions, ground control problems, cave-ins, flooding and mechanical equipment failure are inherent risks in our operations. Hazards inherent to the mining industry can cause injuries or death to employees, contractors or other persons at our mineral properties, severe damage to and destruction of our property, plant and equipment and mineral properties, and contamination of, or damage to, the environment, and can result in the suspension of our exploration activities and any future development and production activities. While the Company aims to maintain best safety practices as part of its culture, safety measures implemented by us may not be successful in preventing or mitigating future accidents.

The mining industry is very competitive.

The mining industry is very competitive. Much of our competition is from larger, established mining companies with greater liquidity, greater access to credit and other financial resources, newer or more efficient equipment, lower cost structures, more effective risk management policies and procedures and/or a greater ability than us to withstand losses. Our competitors may be able to respond more quickly to new laws or regulations or emerging technologies, or devote greater resources to the expansion or efficiency of their operations than we can. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties. Accordingly, it is possible that new competitors or alliances among current and new competitors may emerge and gain significant market share to our detriment. We may not be able to compete successfully against current and future competitors, and any failure to do so could have a material adverse effect on our business, financial condition or results of operations.

Mining exploration, development and operating activities are inherently hazardous.

Mineral exploration involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which we have direct or indirect interests will be subject to all the hazards and risks normally incidental to exploration, development and production of gold and other metals, any of which could result in work stoppages, damage to property and possible environmental damage. The nature of these risks is such that liabilities might exceed any liability insurance policy limits. It is also possible that the liabilities and hazards might not be insurable, or, that the Company could elect not to be insured against such liabilities due to high premium costs or other reasons, in which event, significant costs could be incurred that could have a material adverse effect on our financial condition.

Reserve calculations are estimates only, subject to uncertainty due to factors including metal prices, inherent variability of ore, and recoverability of metals in the mining process.

There is a degree of uncertainty attributable to the calculation of reserves and corresponding grades dedicated to future production. Until reserves are actually mined and processed, the quantity of ore and grades must be considered as an estimate only. In addition, the quantity of reserves and ore may vary depending on metal prices. Any material change in the quantity of reserves, mineralization, grade or stripping ratio may affect the economic viability of our properties. In addition, there can be no assurance that gold recoveries or other metal recoveries in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

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We may be unable to raise additional capital on favorable terms.

The exploration and development of our development properties will require significant capital investment to achieve commercial production. We may have to raise additional funds from external sources in order to maintain and advance our existing property positions and to acquire new gold projects. There can be no assurance that additional financing will be available at all or on acceptable terms and, if additional financing is not available, we may have to substantially reduce or cease operations.

Our exploration and eventual development operations are subject to environmental regulations, which could result in the incurrence of additional costs and operational delays.

All phases of operations are subject to environmental regulation. Environmental legislation is evolving in some jurisdictions in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulations, if any, will not adversely affect the Company’s projects. We will be subject to environmental regulations with respect to properties in Nevada, under applicable federal and state laws and regulations. Production at either claim may involve the use of sodium cyanide, which is a toxic material. Should sodium cyanide leak or otherwise be discharged from the containment system, then we may become subject to liability for cleanup work that may not be insured. While appropriate steps will be taken to prevent discharges of pollutants into the ground water and the environment, we may become subject to liability for hazards that it may not be insured against.

U.S. Federal Laws

Under the U.S. Resource Conservation and Recovery Act, mining companies may incur costs for generating, transporting, treating, storing, or disposing of hazardous waste, as well as for closure and post-closure maintenance once they have completed mining activities on a property. Mining operations may produce air emissions, including fugitive dust and other air pollutants, from stationary equipment, storage facilities, and the use of mobile sources such as trucks and heavy construction equipment which are subject to review, monitoring and/or control requirements under the Federal Clean Air Act and state air quality laws. Permitting rules may impose limitations on the Company’s production levels or create additional capital expenditures in order to comply with the rules.

The U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (CERCLA), imposes strict joint and several liability on parties associated with releases or threats of releases of hazardous substances. The groups who could be found liable include, among others, the current owners and operators of facilities, which release hazardous substances into the environment and past owners and operators of properties who owned such properties at the time the disposal of the hazardous substances occurred. This liability could include the cost of removal or remediation of the release and damages for injury to the surrounding property. The Company cannot predict the potential for future CERCLA liability with respect to its properties.

Increased costs could affect our financial condition.

We anticipate that costs will frequently be subject to variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans in response to the physical shape and location of the ore body. In addition, costs are affected by the price of commodities such as fuel and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on profitability.

Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations.

Factors such as business investment, government spending, the volatility and strength of the capital markets, and inflation all affect the business and economic environment and, ultimately, the profitability of our business. In an economic downturn characterized by higher unemployment, lower corporate earnings and lower business investment, our operations could be negatively impacted. Purchasers of gold production may delay or be unable to make timely payments. Adverse changes in the economy could affect earnings negatively and could have a material adverse effect on our business, results of operations and financial conditions.

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A shortage of equipment and supplies could adversely affect our ability to operate our business.

We will be dependent on various supplies and equipment to carry out our mining exploration and development operations. The shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore, limit or increase the cost of production.

If we lose key personnel or are unable to attract and retain additional personnel, we may be unable to establish and develop our business.

Our development in the future will be highly dependent on the efforts of key management employees. We do not have and currently have no plans to obtain key man insurance with respect to any key employees. As well, we will need to recruit and retain other qualified managerial and technical employees to build and maintain our operations. If we are unable to successfully recruit and retain such persons, then development and growth could be significantly curtailed.

Principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval, which could delay or prevent a change in corporate control or result in the entrenchment of management or the Board of Directors, possibly conflicting with the interests of other stockholders.

Major shareholders and the President’s position on the Board could exert significant influence in determining the outcome of corporate actions requiring stockholder approval and otherwise control of our business. This control could have the effect of delaying or preventing a change in control or entrenching management or the Board of Directors, which could conflict with the interests of our other stockholders and, consequently, could adversely affect the market price of our common stock.

Our Articles of Incorporation exculpates our officers and directors from certain liability to our Company or our stockholders.

Our Articles of Incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;
•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and
•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

We have a “going concern” opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

Our independent registered public accountants have expressed doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business. As a result we may have to liquidate our business and investors may lose their investments. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plan of operations described herein and eventually attain profitable operations. Investors should consider our independent registered public accountant’s comments when deciding whether to invest in the Company.

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RISKS RELATED TO THE OFFERING

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•	competition;
•	additions or departures of key personnel;
•	the Company’s ability to execute its business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Articles of Incorporation authorize the issuance of 200,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

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DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. We intend to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering.

Not taking into account any possible additional funding or revenues, we intend to use the proceeds from this offering as follows. The following chart indicates the approximate amount of funds that we will allocate to each item, but does not indicate the total fee/cost of each item.  The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this offering:

If we sell all of the Shares being offered, our net proceeds will be $10,000,000. We will use the net proceeds to pay development costs and to hold and maintain the asset rights, as well as complete reserve reports to guide mining efforts and secure optimum royalty streams on the mining output and such efforts will continue until we become until cash-flow positive; operating expenses (including salaries; legal, accounting and consulting fees, rent; and other general administrative expenses); and working capital. The precise amounts that the Company will devote to each of these items, and the timing of expenditures, will vary depending on numerous factors, including but not limited to the progress of development efforts relating to each project. The following table sets forth a breakdown of the estimated use of the net proceeds as we currently expect to use them, assuming the sale of 100%, 75%, 50% and 25% of the Shares offered for sale in this offering:

Assumed Percentage of Units Sold	100%	75%	50%	25%
Price to Public	$10,000,000	$7,500,000	$5,000,000	$2,500,000
Other offering expenses	82,900	82,900	82,900	82,900
Net proceeds	$9,917,100	$7,417,100	$4,917,100	$2,417,100

Project development and commercialization	$1,150,000	$1,150,000	$1,150,000	$650,000
Operating expenses	1,000,000	1,000,000	1,000,000	1,000,000
Working capital	350,000	350,000	350,000	350,000
Total use of proceeds	$2,500,000	$2,500,000	$2,500,000	$2,000,000

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the Units offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the Units, and in approximately the same proportions. However, the lower our net proceeds, the less we would expect to use the funds in the expenditure category “Development and Commercialization”, and the more we would expect to use those funds for the development and commercialization of the assets we have acquired.

In the event we do not sell all of the Shares being offered, we may seek additional financing to support the intended use of proceeds discussed above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available when needed and, if available, on terms acceptable to us.

DIVIDEND POLICY

We have not paid any dividends on our common stock since inception, and we currently expect that, in the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Rancho Santa Fe Mining, Inc. has issued and outstanding as of the date of this Prospectus 27,000,000 shares of Common Stock. The Company is registering an additional 20,000,000 shares of its Common Stock for sale at the price of $0.50 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

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In connection with the Company’s selling efforts in the offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

Our officers and directors meet the conditions of the Rule 3a4-1 exemption, as: (1) they are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act; (2) they will not be compensated in connection with their participation in the direct public offering or resale offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities; and (3) they will not be associated persons of a broker or dealer at the time of their participation in the direct public offering and resale offering. Further, our officers and directors: (1) at the end of the offerings, will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities; (2) are not, nor have been within the preceding 12 months, a broker or dealer, and they are not, nor have they been within the preceding 12 months, an associated person of a broker or dealer; and (3) they have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months and they have not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

This offering will start on the date of this Prospectus and continue for a period of up to 180 days, unless extended by our Board of Directors for an additional 90 days

Concurrent Offering

The Company will be offering shares of the Company’s Common Stock under the direct public offering at the same time that the Selling Shareholders will be offering shares of the Company’s Common Stock under the resale offering. The Selling Shareholders include our officers and directors who will be selling shares on their own behalf, individually. Pursuant to our informal Code of Ethics, our officers and directors have an ethical obligation to give their loyalty to the best interests of the Company. As such, our officers and directors will first offer shares of the Company’s Common Stock under the direct public offering on behalf of the Company and will offer their individual shares in the resale offering only if the direct public offering is fully subscribed.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1.	execute and deliver a Subscription Agreement; and

2.	deliver a check, certified funds or cash by wire transfer of immediately available funds directly to the Company for acceptance or rejection.

The Subscription Agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Rancho Santa Fe Mining, Inc.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

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Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

No Minimum Subscription

There is no minimum number of shares that must be sold under the offering. As such, there is no guarantee that the Company will raise any funds from the offering.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
  contains a toll-free telephone number for inquiries on disciplinary actions;
  defines significant terms in the disclosure document or in the conduct of trading penny stocks; and, contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

  bid and offer quotations for the penny stock;
  details of the compensation of the broker-dealer and its salesperson in the transaction;
  the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and, monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Registration Rights

We have not granted registration rights to any persons.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by the 27,000,000 shares of Common Stock outstanding as of October 30, 2015 (note: the Company had 13,500,000 shares issued and outstanding as of September 30, 2015 pursuant to the financials enclosed herein). The increases in shares are attributable to the acquisition of the Company’s asset). Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this offering assuming the offering price of $0.50 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

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After giving effect to the sale of the 20,000,000 shares offered by the Company hereunder, at an Offering Price of $.50 per share the pro forma net tangible book value of the Company at December 3, 2015, would have been $.20974 per share, representing an immediate increase in tangible book value of $.2150 per share to existing shareholders and an immediate dilution of $.29026 per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis:

	20,000,000 Shares (100%)	15,000,000 Shares (75%)	10,000,000 Shares (50%)	5,000,000 Shares (25%)	2,000,000 Shares (10%)
Offering price per share	$0.50	0.50	0.50	0.50	0.50
Net tangible book value per share before Offering	$(.00526)	(.00526)	(.00526)	(.00526)	(.00526)
Increase per share attributable to new investors	$.21500	.16125	.10750	.05375	.02150
Pro forma net tangible book value per share after Offering	$.20974	.15599	.10224	.04849	.01624
Dilution per share to new investors	$.29026	.34401	.39776	.45151	.48376

DESCRIPTION OF PROPERTY

Our executive offices are located at 9655 Granite Ridge Drive, Suite 200 San Diego, CA 92123. We currently rent this space for approximately $1,500 a month.  Currently, this space is sufficient to meet our needs. We do not foresee any significant difficulties in obtaining any required additional space if needed. We do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorize us to issue two hundred million (200,000,000) shares of common stock, par value $0.001.

Preferred Stock

Our Articles of Incorporation authorize us to issue ten million (10,000,000) shares of preferred stock, par value $0.001. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to provide for the issue of such series of shares of Preferred Stock.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of Common Stock, all rights to vote and all voting power shall be vested in the holders of Common Stock.  Each share of Common Stock shall entitle the holder thereof to one vote.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of Common Stock, cumulative voting by any shareholder is expressly denied.

No Preemptive Rights

Preemptive rights shall not exist with respect to shares of Common Stock or securities convertible into shares of Common Stock of the Company.

Dividends

We have not paid any cash dividends on our Common Stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our Common Stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our Common Stock will be paid in the future.

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Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the Common Stock.

Warrants and Options

As of September 30, 2015, the Company has not issued any warrants or options.

Holders

As of October 30, 2015, we have 27,000,000 issued and outstanding shares of Common Stock, which are held by 15 shareholders of record.

Securities Authorized for Issuance Under Equity Compensation Plans

None

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer and its phone number is (801) 274-1088. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

No Public Market for Common Stock

There is currently no public trading market for our Common Stock and no such market may ever develop. While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Bulletin Board (“OTCBB”), there is no assurance that our application will be approved. An application for quotation on the OTCBB must be submitted by one or more market makers who: 1) are approved by the Financial Industry Regulatory Authority ("FINRA"); 2) who agree to sponsor the security; and 3) who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTCBB. In order for a security to be eligible for quotation by a market maker on the OTCBB, the security must be registered with the SEC and the company must be current in its required filings with the SEC. There are no listing requirements for the OTCBB and accordingly no financial or minimum bid price requirements. We intend to cause a market maker to submit an application for quotation to the OTCBB upon the effectiveness of this Registration Statement of which this Prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Additional Information

We refer you to our Articles of Incorporation, Bylaws, and the applicable provisions of the Nevada Revised Statues for a more complete description of the rights and liabilities of holders of our securities.

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DESCRIPTION OF OUR BUSINESS

The Company Overview

The Company was incorporated in the State of Nevada on July 24 2015. We were incorporated and our business plan called for the Company to seek out and acquire various mining assets in the State of Nevada. Rancho Santa Fe Mining Inc. is a precious metals exploration and development company with the objective of becoming a gold producer. The Company is currently focused on the advancement of its two principal projects: the Virginia and Vanity Fair patented claims.

On October 28, 2015, the Company entered into an Asset Purchase Agreement (the “Asset Purchase”) with Humboldt Mining Company, Inc., a Nevada corporation (“HMCI”). Pursuant to the Asset Purchase Agreement, the Company acquired 100% of certain assets owned by HMCI, including, but not limited to: (i) all the real property, leasehold improvements, fixtures, furniture, machinery and equipment owned by the HMCI and relating to or used in HMCI’s operations; and, (ii) all inventory, including finished goods, raw materials and work in process as well as the right to receive inventory ordered by the HMCI for use in its operations; and, (iii) in addition to the foregoing, we acquired all the books and records of HMCI, as well as all intangible assets held, owned or controlled by HMCI (collectively, (i), (ii) and (iii) are referred to hereinafter as the “Acquired Assets”. We acquired none of HMCI’s existing or future liabilities.

In exchange for the Acquired Assets the Company issued to the HMCI shareholders Thirteen Million Five Hundred Thousand (13,500,000) shares of the Company’s $0.001 par value common stock, which represented Fifty (50%) percent of the Company’s issues and outstanding shares at the time of issuance. A copy of the Asset Purchase Agreement may be found as an Exhibit attached to this Registration Statement.

Company now owns land and patented mining rights North of Elko, Nevada nearby the formation known as the Carlin Trend. The Carlin Trend is the second-largest known gold resource in the world and has produced over 70 million ounces of gold. The Company’s property includes two patented claims – the Virginia and Vanity Fair patented claims - comprising what is known as the Prunty Mine Area.

The importance of these patented claims cannot be underestimated, insomuch as they have been referred to independently as “unique, rare and exceptional.” Further, in accordance with the Apex Rule in Mining, along the primary axis of the claims the Company is allowed to follow and continue mining the Prunty Mine area beyond the properties presently owned by the Company, even if following that mining axis extends beyond the patented claim.

Operationally over the next 2-5 years, the Company intends to outsource fully 100% of the exploration, site preparation and extraction operations to a third party who provides all manpower, equipment and operational expenses associated therewith. It is intended the third party pays the Company a royalty of 20% to 30% of the gold reserves recovered and sold. We have begun initial discussions with several third-party candidates. The Company plans to retain five full time staff and lease nominal executive office facilities in Nevada. All Legal, Accounting, Shareholder Relations and Geology can be outsourced to consultants as needed. Business Development is limited to developing and maintaining a website presence, and nominal travel and business entertainment expense. The primary additional operations entail Asset Development, which includes the maintenance of applicable permits and claim renewals, as well as the outsourced production of independent Reserve Reports annually.

Asset Analysis

Background

In 1912, Dr. Pinkard Prunty purchased 1,200 acres of Nevada wilderness from the then future President of the United States, Herbert Hoover. Gold was discovered on the land soon after. Dr. Prunty immediately employed day workers with pick axes to begin extraction, and over the next decades purchased an additional 120,000 acres with his gold revenues. After his death, the property passed to his children, who continued to successfully mine gold on the property with pick-axes. In 1979, family member Charles Leavitt reviewed the mine’s books and uncovered the fact that revenues had been mishandled, this lead to a dispute and the family closing the mine in 1980.

Since then, David Leavitt, inherited the land and the associated patented mining claims on the property. Leavitt was the Chairman of Humboldt Mining Company, Inc., which was acquired by Rancho Santa Fe Mining Inc.

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Mountain City
Elko County
ELKO
RENO
N
0 50 100 Miles
0 50 100 150 Kilometers
Nevada Metal Districts
(Source: NV Bureau of Mines & Geology)
HUMBOLDT MINES
CLAIM AREA
N
0 10 20 30 Miles

Location Map
Humboldt Mines Project
Humboldt Mining Company (a Nevada corporation)

Management believes there is persuasive evidence the geological structure of the area is potentially on a major mineralized zone, perhaps part of the Carlin Trend. The closing of the lands coincided with the introduction and adoption of industrial-scale cyanide leaching mining techniques in the nearby Carlin Trend. Following the advent of cyanide-leaching, the Carlin Trend has since produced more gold than any other mining district in the United States; over 70 million ounces of gold. Numerous sources estimate the Carlin Trend may still contain over 180 million ounces of gold.

Based on Management’s experience and all available documentation, we believe we have a “Carlin-type deposit,” this type of deposit posses what geologists call “disseminated gold.” It generally takes a microscope to see the gold in such deposits. In such deposits, the grade may be low but they make up for low-grade in high-volume. To extract gold from such low-grade deposits miners crush tons of rock, which is piled into heaps and irrigated with cyanide, an industrial-scale mining technique that was actually pioneered at the Carlin Trend. As the gold price shot up at the end of the 1970s, mining companies rushed to look for similar deposits around the world - just as the Prunty family’s lands were closed in a family dispute.

Map of the Mining Claims

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Above indicates that the area enclosed in the yellow box represents the Virginia and Vanity Fair Patented Claims held by the Company, these lie along the broader “Northwest Corridor”. In accordance with the Apex Rule in Mining, along the primary axis of the claims, which is the Northwest Corridor, the Company believes that it will be allowed to follow and continue mining the Prunty Mine area beyond the area enclosed in yellow above, even if following that mining axis extends into properties owned by others.

According to an independent geologist opinion letter from Paul Pelke, dated September 1, 2015; “I estimate that all of the individual deposits that would be found could amount to a total possible resource of between 400,000 to 500,000 ounces of contained gold. The targets on the Prunty claim group alone could amount to 25% to 40% of the total potential resource.” Another independent geophysical, in 2011, stated that the most important target was the "Northwest Corridor". He also stated that the "beads" lying along this corridor likely are an artifact of the lines being run north-south 100 meters apart. Two of the largest "beads" lie along the Northwest Corridor and lie within the Virginia and Vanity Fair Patented claims (The Prunty Mine area). Drilling here would not require direct US Forest Service approval, just a go ahead from the Nevada Department of Environmental Protection located in Carson City, Nevada.”

Pelke Technical Evaluation Report

In addition to his September 2015 opinion letter, in August, 2011, Paul Pelke was retained as a consulting geologist to prepare a technical evaluation report (hereinafter referred to as the “Pelke Report”) on the Humboldt Mines Project in northern Elko County, Nevada. The Pelke Report was completed February 24, 2012 and details the assets, locations, geology, production and exploration history of the Company’s patented lands. The key findings of the Pelke Report are summarized below.

The property has been drilled three times; in 1984, 1986 and 2010. Results have measured concentrations of Ounces of Gold per Ton (OPT) averaging from a low of 0.013 OPT to a high of 0.84 OPT. Mr. Pelke collected 6 samples from various locations on the property and subsequently for analysis by the ALS Chemex analytical laboratory in Reno, Nevada. These returned gold traces between 0.009 ppm (parts-per-million) and 32.4ppm. A concentration of 34.2857 ppm is 1.0 OPT.

Tenneco performed the 1986 drilling. One drill hole was outstanding at 0.8ppm. In at least 7 of the drill holes there were relatively long intervals ranging from 50 feet to 105 feet averaging on the order of 100 ppb (parts-per-billion). Those lower grade intercepts are significant indicator values and could indicate the hole may have intersected the margin of a potentially larger, higher-grade gold zone.

During the early summer of 2011, Humboldt Mining commissioned a ground magnetic survey of the Claim Group. Magee Geophysical Services of Reno, Nevada, carried out the survey and Wright Geophysics of Spring Creek, Nevada, completed the interpretation. Based on this data, Wright Geophysics produced two maps showing Areas of Interest (AOI). The ground magnetic survey delineates what is interpreted as a heavily intruded sedimentary terrain dominated by two primary structural orientations. Most prominent among the structures is a Northwest Corridor traversing the entire project area for 2 kilometers. This zone should be considered to be a principal target area. Wright interprets the corridor to be composed of one large continuous structure as well as several smaller parallel structures to the northeast.

The Pelke Report recommends initial work should be done in the Prunty Mine area. The quartz with sulfides recovered from the dump returned values of 32.4 ppm (about 1.0 OPT). Consequently it may be possible to develop a high-grade underground vein deposit. In addition, the Prunty Patented Claims cover the most important parts of the Northwest Corridor based on Areas of Interest (AOI) identified by Wright Geophysics.

The next important area is the rest of the 2 kilometer long Northwest Corridor to the northwest and southeast of the Prunty Mine. The Apex Rule in Mining allows the Company to mine the primary axis of the claims – the Northwest Corridor – beyond the patented claim areas under the Company’s ownership. The area to the northwest along the Northwest Corridor is the area with highest concentration of drill holes from the 1984 and 1986 drilling programs. Many of those drill holes appear to coincide with the structures and AOI’s developed by Wright. Many of the 1984 and 1986 drill holes were along or near the structure or the AOI’s themselves. Some of these drill holes had intercepts with gold values of interest.

Robison Report on Gold Property in the Mardis Mining District, Elko Nevada

Robert Robison has worked on this project for over 40 years and he prepared an evaluation report (hereinafter referred to as the “Humboldt-Charleston Report”) on the Humboldt Mines Project encompassing the areas of interest. The Humboldt-Charleston Report summarizes the assets, locations, geology, production, and exploration history of the Company’s patented lands. The Humboldt-Charleston Report’s key findings are summarized below.

The Humboldt-Charleston report summarizes chemical analysis performed by four independent assay companies including:

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•	Rocky Mountain Geochemical Corp. Salt Lake City, Utah.
•	Analytical Services, Elko, Nevada
•	Monitor Geochemical Laboratory, Elko, Nevada
•	The Assay Lab, West Jordan, Utah

The geochemical sampling of soils showed anomalous gold values in at least six samples as follows:

•	Sample RP 2113, .018 oz per ton gold.
•	Sample DM 16, .065 oz. per ton gold.
•	Sample RP 2081, .083 oz. per ton gold.
•	Sample RP 2072, .029 oz. per ton gold.
•	Sample RP 2089, .013 oz. per ton gold.
•	Sample RP 2092, .046 oz. per ton gold.

The Humboldt-Charleston Report also suggests more exploratory drill holes should be drilled in the vicinity of the Prunty Mines, and that priorities should include developing the Skarn deposit, additional exploratory drilling and detailed geologic mapping - but goes on to classify and suggest the following Probable Reserves:

•	Conservative (Measured): 50,000 ounces
•	Realistic (Indicated): 2,000,000 ounces
•	At $1200/ounce; approximately $60M to $2.4B

Mining Technique: Cyanide Heap Leaching

The geology of the Company’s assets dictate the Company use Cyanide Heap Leaching similar to the mining techniques pioneered and used at the nearby Carlin Trend. More than 90% of all gold extracted worldwide relies upon the use of cyanide. Of the 1.1 million tons of hydrogen cyanide (HCN) produced annually, only 6% is for use in the mining industry. The remaining 94% is used to produce a wide variety of products such as adhesives, computer electronics, fire retardants and nylon.

In heap leaching, a cyanide solution is dripped or sprayed onto heaps of crushed ore that is placed over impervious liners. The cyanide solution dissolves minute particles of gold and silver in the ore to form a water-soluble compound; the resulting solution containing the metals in this form is collected and processed to extract the gold and silver for further refining. The remaining cyanide solution is then recycled and reused for extraction.

Mine operators have stringent safety practices to minimize risks to workers, the environment, and communities. These include strict workplace safety measures, employee training programs and emergency response plans to prepare workers to respond quickly to exposure to cyanide or spillage. To prevent any release to the environment, mines integrate protective measures such as constructing liquid containment areas around tanks, utilizing impervious liners beneath leach pads and ponds, and installing leak detection and collection systems.

Nevada has over 100 active cyanide leach operations. Nevada's Water Pollution Control Law has cyanide performance standards for groundwater. Guidelines specific to cyanide operations for closure and reclamation are outlined in the Nevada Department of Environmental Protection's (DEP) "Evaluations for Closure". All mining permits require stabilization of tailings and spent ore during closure. Closure is considered complete when the facility and mined areas have been stabilized and no longer have the potential to degrade waters of the state. Reclamation standards are site-specific; no design standards are prescribed in the Nevada law. The Nevada Department of Wildlife has a permit program for industrial ponds, including tailings impoundments and all cyanide process ponds.

Regulatory:

On the patented (private) lands, no direct US Forest Service (USFS) approval is needed to begin work. The USFS is primarily interested in work completed on Patented Lands only to the extent such work impacts adjoining USFS Lands. To get approval to drill in 2010, the USFS had to conduct archeological, biological, botanical and water quality evaluations of the project site and received approval at that time. The Company already has approval from the USFS to rehabilitate the access road located on the unpatented surrounding ground up the hill to the Prunty Mine portal area.

The USFS is reluctant to allow building of new roads. Consequently drill pads need to be located along or next to existing roads. There are many old drill roads in the area, some dating from the 1984 and 1986 drilling. On private land, roads can be constructed to access drill sites on the principal Northwest Corridor structure. From the standpoint of working on the lands, topography is gentle to moderate and vegetation is mostly sagebrush. The average annual precipitation over the area varies from 8 to 15 inches, a major portion of which occurs as snow during the winter months. There is no electrical power line to the property. Elko is the most prominent population center in the area and provides a broad range of services and supplies to the mining industry.

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The agency responsible for patented claims is the Nevada Division of Environmental Quality (NDEQ) in Carson City, Nevada. There are no known environmental liabilities within the claim group. Humboldt was also in contact with the Nevada Department of Environmental Protection (NDEP). Rock and water samples were submitted and there were no red flags. There generally is no stringent monitoring by the NDEP (Nevada Department of Environmental Protection), but a plan must be filed.

Employees

We currently employ a total of 4 full-time and 1 part-time employees. Our employees perform overlapping roles and have responsibilities for different segments of our business.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS

This Registration Statement contains forward looking statements relating to our Company's future economic performance, plans and objectives of management for future operations, projections of revenue mix and other financial items that are based on the beliefs of, as well as assumptions made by and information currently known to, our management. The words "expects”, “intends”, “believes”, “anticipates”, “may”, “could”, “should" and similar expressions and variations thereof are intended to identify forward-looking statements. The cautionary statements set forth in this section are intended to emphasize that actual results may differ materially from those contained in any forward looking statement.

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF RANCHO SANTA FE MINING, INC. AND THE NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

Overview

The Company was incorporated in the State of Nevada on July 24, 2015. We were incorporated and our business plan called for the Company to seek out and acquire various mining assets in the State of Nevada. Rancho Santa Fe Mining Inc. is precious metals exploration and development company with the objective of becoming a gold producer. The Company is currently focused on the advancement of its two principal projects: the Virginia and Vanity Fair patented claims.

On October 28, 2015, the Company entered into an Asset Purchase Agreement (the “Asset Purchase”) with Humboldt Mining Company, Inc., a Nevada corporation (“HMCI”). Pursuant to the Asset Purchase Agreement, the Company acquired 100% of certain assets owned by HMCI, including, but not limited to: (i) all the real property, leasehold improvements, fixtures, furniture, machinery and equipment owned by the HMCI and relating to or used in HMCI’s operations; and, (ii) all inventory, including finished goods, raw materials and work in process as well as the right to receive inventory ordered by the HMCI for use in its operations; and, (iii) in addition to the foregoing, we acquired all the books and records of HMCI, as well as all intangible assets held, owned or controlled by HMCI (collectively, (i), (ii) and (iii) are referred to hereinafter as the “Acquired Assets”. We acquired none of HMCI’s existing or future liabilities.

In exchange for the Acquired Assets the Company issued to the HMCI shareholders Thirteen Million Five Hundred Thousand shares of the Company’s $0.001 par value common stock, which represented Fifty (50%) percent of the Company’s issues and outstanding shares at the time of issuance. A copy of the Asset Purchase Agreement mat be found as an Exhibit attached to this Registration Statement.

Company now owns land and patented mining rights North of Elko, Nevada nearby the formation known as the Carlin Trend. The Carlin Trend is the second-largest known gold resource in the world and has produced over 70 million ounces of gold. The Company’s property includes two patented claims – the Virginia and Vanity Fair patented claims - comprising what is known as the Prunty Mine Area.

The importance of these patented claims cannot be underestimated, insomuch as they have been referred to independently as “unique, rare and exceptional.” The “unique, rare and exceptional” are terms used in mining to denote multidimensional associations of claims as they relate location, uniqueness and quality. Further, in accordance with the Apex Rule in Mining, along the primary axis of the claims the Company is allowed to follow and continue mining the Prunty Mine area beyond the properties presently owned by the Company.

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Operationally over the next 2-5 years, the Company intends to outsource fully 100% of the exploration, site preparation and extraction operations to a third party who provides all manpower, equipment and operational expenses associated therewith. It is intended the third party pays the Company a royalty of 20% to 30% of the gold reserves recovered and sold. We have begun initial discussions with several third-party candidates. The Company plans to retain five full time staff and lease nominal executive office facilities in Nevada. Legal, Accounting, Shareholder Relations and Geology services can be outsourced to consultants as needed. Business Development is limited to developing and maintaining a website presence, and nominal travel and business entertainment expense. The primary additional operations entail Asset Development, which includes the maintenance of applicable permits and claim renewals, as well as the outsourced production of independent Reserve Reports annually.

RESULTS OF OPERATIONS

For the period from July 24, 2015 (date of inception) to September 30, 2015, the Company reported no revenues and incurred $143,434 of operating expenses, which included professional fees of $92,559 relating to legal and accounting costs incurred as part of the incorporation process of the Company. There is no historical financial data for the Company.

As at September 30, 2015, the Company had a loss per share of $0.01. The weighted average number of shares outstanding was 13,500,000 for the period ended September 30, 2015. No shares were issued or outstanding prior to the current reporting date.

LIQUIDITY AND CAPITAL RESOURCES

As at September 30, 2015, the Company had assets of $7,463 comprised of cash and prepaid expenses, and had $149,547 liabilities.

Cashflows from Operating Activities

During the period from July 24, 2015 (date of inception) to September 30, 2015, the Company used cash of $143,434 for operating activities relating to the payment of incorporation and start-up costs incurred.

Cashflows from Investing Activities

During the period from July 24, 2015 (date of inception) to September 30, 2015, the Company did not have any investing activities.

Cashflows from Financing Activities

During the period from July 24, 2015 (date of inception) to September 30, 2015, the Company received cash flow of $1,350 from the sale of common stock to related parties.

As at September 30, 2015, the Company has a going concern assumption as the Company has earned no revenue, has no certainty of earning revenues in the future and has a working capital deficit and an accumulated deficit of $143,434 since inception.

The Company will require additional financing to continue operations–either from management, existing shareholders, or new shareholders through equity financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Off-Balance Sheet Arrangements

As of September 30 2015, we had no off balance sheet transactions that have had, or are reasonably likely to have, a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare for financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Cash Requirements

We anticipate that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from the sale of the maximum amount of shares being offered hereunder will be sufficient to meet our anticipated cash needs for the next 48 months. If we are able to sell only 75%, 50% or 25% of our offered shares, we anticipate that we will only be able to meet our anticipated cash needs for the next 36 months, 24 months or 12 months, respectively. There is no minimum number of shares that must be sold and there is no guarantee that the Company will raise any funds from the offering.

We estimate that our maximum amount of expenses over the next 12 months will be approximately $2,500,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise additional capital from shareholders or other sources. Some of these estimates will be paid for out of the proceeds of this offering, assuming we are successful in raising any such proceeds.

Description	Target completion date or period	Estimated maximum expenses
General, administrative and marketing	12 months	$100,000
Working capital	12 months	$1,000,000
Project development capital	12 months	$1,150,000
General legal, accounting and consultants	12 months	$250,000
TOTAL	12 months	$2,500,000

The foregoing chart sets forth estimates of the Company’s total maximum operational expenses for the initial 12 month period following effectiveness of this offering. The amounts are not limited to proceeds received under this offering, if any, and therefore in order to reach our targets, we will need additional funds in the form of financing or revenues.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers:

Name and Age	Position(s) Held	Date of Appointment	Other Public Company Directorships
Michael S. Midlam, 60	Chief Executive Officer, President, Director	Since Inception	None
Lawrence W. Geeck, 65	Chief Financial Officer, Treasurer, Secretary, Director	Since Inception	None
Jeff Hallman, 55	Director	Since Inception	None
Baron W. David Leavitt, 45	Chairman of the Board of Directors	Since October 28, 2015	None

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Term of Office

Each of our officers is elected by the Company’s Board of Directors to serve until the next annual meeting of Directors or until their successors are duly elected and qualified. The Company’s Board of Directors elects each of our directors and each shall hold office until the next annual meeting of stockholders and until his/her successor shall have been duly elected and qualified.

Background and Business Experience

Michael S. Midlam: He was Founder, President & CEO of Service One Insurance Services from 2009-2014. Prior to that, as a Partner and later President and CEO of Asset Marketing Systems Insurance Services (AMS), he grew the business to approximately $1B in annuity premiums, and set an industry world record for index annuity sales of $1.7B in premiums in 2004. At the time of his exit in 2009, AMS had $12B under management and 250 employees. During his tenure as President and CEO of AMS, he created Madison Avenue Securities, Inc., the first broker/dealer owned by an independent annuity wholesaler – with 140 licensed representatives and over $1B in assets under management. Prior to that, as Director of Management Development for the IOF Foresters, he trained 1,000 agents and sales managers within the IOF system.

He gained experience in mining, oil and gas early in his career, where he worked as a field-laborer on several drilling projects. Later he sold several developmental and exploratory drilling programs. He understands mining, understands the territory the Company projects are located on, has been involved from an equity and financial standpoint in Humboldt mining since 2009 and has the knowledge and ability to pull together the pieces necessary to make the mine functional.

Mr. Midlam has also served on the Marketing Advisory Board of Allianz Life Insurance Company of North America (as Chairman), Old Mutual Financial Life Insurance Company, and ING North American Insurance Corporation. He has published two patents on retail and institutional hedging, and is author of The Retirement Guide – a national bestseller in Canada.

Lawrence W. Geeck: He brings extensive executive experience in Financial Services, Federal Banking Compliance, Bank Loan Management, Software Products Development, Technology Consulting, Systems Reengineering, and IT positions including: Chief Financial Officer, Director, Secretary, Treasurer at Rancho Santa Fe Mining (2015); Executive Vice President and Director of APS Capital Group, a startup in the financial services industry performing M&A activities in the financial services industry. (2014-Current); Chief Operations Officer at Alternative Design Insurance Services, producers of financial products marketed nationwide by insurance agents and brokers - he oversaw and implemented a cloud-computing based environment to manage contracts, contractors and consultants.  (2010-2014); Chief Technology Officer (CTO) at Service One Insurance Services (2010-Current); and, Chief Information Officer (CIO) at Competitive Edge Software, producers of commercial bank software packages for performing bank federal compliance. (2001-2010). His key areas of expertise include financial, strategic and operational business planning, startup-company building, business and competitive analyses, and technology planning.

Mr. Geeck is published in several technical trade journals and online publications, and holds a BA from Oakland University and an MBA from National University.

Jeff Hallman: Mr. Hallman has worked around gold and precious metals since the late 1960’s where he began in the family jewelry business. He gained experience evaluating wholesale precious metals as a partner in Jahdco beginning in 1976, and opened Patriot Jewelers in 1984. In 2000 he begin marketing gold stocks and helping capitalize public and private companies in the space; leading to his relationship with Humboldt Mining beginning 2005 and until present. Mr. Hallman has been active in nonprofit organizations counseling children, working as a chaplain for the Sharp Hospital System and serving on the Board of Sunshine Haven, a non-profit serving underprivileged children and their families in El Cajon, CA.

Baron W. David Leavitt: Mr. Leavitt was the Chairman of Humboldt Mining Company. B. W. David Leavitt’s family has had property and mining claims in the region for more than one hundred years. Much of the acreage of the Humboldt National Forest was given to the state for the preservation of the area by his family.

Identification of Significant Employees

We have no significant employees other than the aforementioned Officers and Directors.

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Family Relationship

We currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Committees

We do not currently have an audit, compensation or nominating committee. The Board of Directors as a whole currently acts as our audit, compensation and nominating committees. We intend to establish an audit, compensation and nominating committee of our Board of Directors once we expand the Board to include one or more independent directors and intend to adopt a charter for each committee.

Our audit committee shall be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. Our compensation committee shall assist the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers and periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements. Our nominating committee shall assist the Board in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Since inception, we did not yet have a class of equity securities registered under the Securities Exchange Act of 1934, as amended. Hence, compliance with Section 16(a) thereof by our officers and directors was not required.

EXECUTIVE COMPENSATION

Name and Principal Position	Fiscal Year Ended 12/31	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)(1)
Michael Midlam	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
President, CEO, Director
Lawrence Geeck(3)	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
CFO, Secretary and Treasurer and Director
Jeff Hallman(4)	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Director
Baron W. David Leavitt (5) Chairman of the Board of Directors	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

_______________

(1)	No cash salaries have been paid by the Company.

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation of Directors

Our directors receive no annual salary or bonus for their service as members of the Company’s board of directors.

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Security Holders Recommendations to Board of Directors

Shareholders can direct communications to our Chief Executive Officer, Michael Midlam, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Robb collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 30, 2015, by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (2) (%)
Michael Midlam (3) 9655 Granite Ridge Drive, Suite 200 San Diego, CA 92123	Common	4,500,000	16.67%
Lawrence Geeck (4) 9655 Granite Ridge Drive, Suite 200 San Diego, CA 92123	Common	4,500,000	16.67%
Jeff Hallman(5) 9655 Granite Ridge Drive, Suite 200 San Diego, CA 92123	Common	4,500,000	16.67%
Baron W. David Leavitt (6) 9655 Granite Ridge Drive, Suite 200 San Diego, CA 92123	Common	6,750,000	25.00%
All Officers and Directors as a Group	Common	20,250,000	75.00%

(1) The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Based on 27,000,000 issued and outstanding shares of common stock as of October 30, 2015.

(3) Michael Midlam is a Director and the Company's President and CEO. His beneficial ownership includes 4,500,000 common shares.

(4) Lawrence Geeck is a Director and the Company’s CFO, Secretary and Treasurer. His beneficial ownership includes 4,500,000 common shares.

(5) Jeff Hallman is member of the Company’s Board of Directors. His beneficial ownership includes 4,500,000 common shares directly owned.

(6) Baron W. David Leavitt is member of the Chairman of the Company’s Board of Directors. His beneficial ownership includes 6,750,000 common shares directly owned.

Changes in Control

There are no present arrangements or pledges of the Company’s securities, which may result in a change in control of the Company.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

On October 28, 2015, the Company entered into an Asset Purchase Agreement (the “Asset Purchase”) with Humboldt Mining Company, Inc., a Nevada corporation (“HMCI”). Pursuant to the Asset Purchase Agreement, the Company acquired 100% of certain assets owned by HMCI, including, but not limited to: (i) all the real property, leasehold improvements, fixtures, furniture, machinery and equipment owned by the HMCI and relating to or used in HMCI’s operations; and, (ii) all inventory, including finished goods, raw materials and work in process as well as the right to receive inventory ordered by the HMCI for use in its operations; and, (iii) in addition to the foregoing, we acquired all the books and records of HMCI, as well as all intangible assets held, owned or controlled by HMCI (collectively, (i), (ii) and (iii) are referred to hereinafter as the “Acquired Assets”. We acquired none of HMCI’s existing or future liabilities.

In exchange for the Acquired Assets the Company issued to the HMCI shareholders Thirteen Million Five Hundred Thousand shares of the Company’s $0.001 par value common stock, which represented Fifty (50%) percent of the Company’s issues and outstanding shares at the time of issuance. A copy of the Asset Purchase Agreement may be found as an Exhibit attached to this Registration Statement.

At the time of this transaction, our current Chairman of the Board Directors, Mr. Baron W. David Leavitt was a shareholder in Humboldt Mining Company and its Chairman of the Board. Pursuant to the terms of the transaction Mr. Leavitt was issued shares of the Company and was appointed to the Company’s Board of Directors as Chairman.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•	Disclosing such transactions in reports where required;
•	Disclosing in any and all filings with the SEC, where required;
•	Obtaining disinterested directors consent; and
•	Obtaining shareholder consent where required.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Zouvas & Associates, LLP in San Diego, California.

EXPERTS

KWCO, PC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. KWCO, PC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Nevada law provide that none of our officers or directors will be personally liable to the Company or its stockholders for any damages as a result of any act or failure to act in his or her capacity as an officer or director unless it is proven that:

The officer’s or director’s act or failure to act constituted a breach of his or her fiduciary duties as an officer or director; and

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The breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

These provisions eliminate our rights and those of our stockholders to recover damages from an officer or director for his or her breach of a fiduciary duty unless such breach involved intentional misconduct, fraud or a knowing violation of law. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against an officer or director for his or her acts or failure to act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, and other information upon request. To request such materials, please contact Mr. Michael Midlam, our President and Chief Executive Officer.

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RANCHO SANTA FE MINING, INC.

July 24, 2015 (Inception) through September 30, 2015

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Rancho Santa Fe Mining, Inc.

San Diego, California 92123

We have audited the accompanying balance sheet of Rancho Santa Fe Mining, Inc. as of September 30, 2015, and the related statement of operations, stockholders’ deficit and cash flows for the period from July 24, 2015 (inception) to December 31, 2015.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rancho Santa Fe Mining, Inc. as of September 30, 2015, and the results of its operations and its cash flows for the period from July 24, 2015 (inception) to December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s limited capital resources raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KWCO, PC

KWCO, PC

Odessa, Texas

December 11, 2015

F-2

RANCHO SANTA FE MINING, INC.

BALANCE SHEET

For the Period From July 24, 2015 (date of inception)
to September 30, 2015

September 30,
2015
ASSETS

CURRENT ASSETS

Cash	$1,303
Prepaid Expenses	6,160

Total current assets	7,463

Total Assets	$7,463

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable	$2,500
Accounts Payable - Related Parties	147,047
Accrued Liabilities	—

Total current liabilities	149,547

TOTAL LIABILITIES	149,547

COMMITMENTS AND CONTINGENCIES	—

STOCKHOLDERS' DEFICIT

Preferred stock, $.001 par value, 10,000,000 shares authorized,
none issued and outstanding	—
Common stock, $.001 par value, 200,000,000 shares
authorized,13,500,000 shares issued and outstanding	13,500
Stock Subscription Receivable	(12,150)
Additional paid in capital	—
Accumulated deficit	(143,434)

Total Stockholders' Deficit	(142,084)

Total Liabilities and Stockholders' Deficit	$7,463

The accompanying notes are an integral part of these financial statements.

F-3

RANCHO SANTA FE MINING, INC.

STATEMENT OF OPERATIONS

For the Period From July 24, 2015 (date of inception)
to September 30,2015

EXPENSES
General and administrative:
Accounting and Legal	$92,559
Other Professional Services	40,204
Other	10,671

Total expenses	143,434

(LOSS) BEFORE INCOME TAX (EXPENSE) BENEFIT	(143,434)

INCOME TAXES	—

NET (LOSS)	$(143,434)

NET (LOSS) PER SHARE - BASIC AND DILUTED	$(0.01)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING - BASIC AND DILUTED	13,500,000

The accompanying notes are an integral part of these financial statements.

F-4

RANCHO SANTA FE MINING, INC.

STATEMENT OF STOCKHOLDERS' (DEFICIT)

For the Period From July 24, 2015 (date of inception)
to September 30,2015

	Common Stock Shares	Par Value	Paid-in Capital	Stock Subscription Receivable	Accumulated Deficit	Total Stockholders Equity
Balance December 31, 2014	—	—	—	—	—	—

Shares issued to founders pursuant to initial organization minutes dated July 24, 2015

- Mike Midlam	4,500,000	$4,500		$(4,050)	$—	$450
- Lance Geeck	4,500,000	4,500		(4,050)		450
- Jeff Hallman	4,500,000	4,500		(4,050)		450

for payments on behalf of the Company

Net loss					(143,434)	(143,434)

Balance September 30, 2015	13,500,000	$13,500	$—	$(12,150)	$(143,434)	$(142,084)

F-5

RANCHO SANTA FE MINING, INC.

STATEMENT OF CASH FLOWS

For the Period From July 24, 2015 (date of inception)
to September 30,2015

OPERATING ACTIVITIES
Net loss	$(143,434)

Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	(6,160)
Increase (decrease) in accounts payable	2,500
Increase (decreases) in accounts payable - related parties	147,047

Net cash used by operating activities	(47)

FINANCING ACTIVITIES
Proceeds from the sale of common stock	1,350
Payment of officer & shareholder advances	—

Net cash provided by financing activities	1,350

NET INCREASE/(DECREASE) IN CASH	1,303

CASH, BEGINNING OF PERIOD	—

CASH, END OF PERIOD	$1,303

NON-CASH FINANCING ACTIVITIES
Common stock subscription receivable	$12,150

SUPPLEMENTAL CASH FLOW DISCLOSURES: CASH PAID DURING THE PERIOD
Interest	$—

Income Taxes	$—

The accompanying notes are an integral part of these financial statements.

F-6

Rancho Santa Fe Mining, Inc.

Notes to Financial Statements

September 30, 2015

Note 1 – Organization and Business Activity

Rancho Santa Fe Mining, Inc. (“RSFM” or the “Company”) was incorporated in the State of Nevada on July 24, 2015. The Company’s business plan details a strategy to seek out and acquire various precious metal mining assets in the State of Nevada. RSFM is a developmental company engaged in precious metals exploration with the objective of becoming a substantial gold producer. The Company is currently focused on the advancement of its two principal projects:  the Virginia and Vanity Fair patented claims, both of which are located in northern Nevada, which were acquired in October 2015.

Operationally, the Company intends to outsource all of the exploration, site preparation and extraction to a third-party who provides all the manpower, equipment and operational expenses associated therewith. The third-party operator will compensate the Company through a royalty equal to 20% to 30% of the gold reserves recovered and sold by this party from the acquired mining claims noted above. The Company plans to retain four full time staff members in various capacities and lease office facilities in California. Legal, accounting, shareholder relations and geology will be outsourced to consultants as needed. Business development for the Company will be limited to developing and maintaining a website presence, nominal travel and business expense

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation—The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.  The Company has selected September 30th as their fiscal year end.

Going Concern—As shown in the accompanying financial statements, the Company has limited cash and no revenues and has accumulated a deficit of $143,434 as of September 30, 2015.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management intends to seek additional capital from new equity securities offerings and short-term borrowings if necessary that will provide funds needed to increase liquidity and fully implement its business plan.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Use of Estimates—Preparing the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents—Cash and cash equivalents consist of all cash balances and liquid investments with an original maturity of three months or less. Because of the short maturity of these   investments, the carrying amounts approximate their fair value.

Fair Value Measures - ASC 820, “Fair Value Measurements and Disclosures” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

This hierarchy requires the Company to minimize the use of unobservable inputs and to use observable market data, if available, when estimating fair value.

F-7

Financial Instruments—The Company’s financial instruments consist principally of cash, prepaid expenses, and accounts payable.  Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assts.  The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or duration.

Mineral Properties—Mineral property acquisition costs are recorded at cost and are deferred until the viability of the property is determined. When proven and probable reserves are determined for a property, subsequent development costs on the property would be capitalized. If a project were to be put into production, capitalized development costs would be depleted on the units of production basis determined by the proven and probable reserves for that project.

Asset Retirement Obligation – Future obligations to retire an asset, including site closure, are recorded as a liability at the fair value incurred. The fair value determination is based on estimated future cash flows, the current credit-adjusted risk-free interest rate and an estimated inflation factor. The value of the liability is evaluated at least annually or as new information becomes available. As reclamation work is performed or liabilities are otherwise settled, the recorded liability amount will be reduced.

Future reclamation expenditures are difficult to estimate in many circumstances due to the early stage nature of the exploration project, the uncertainties associated with defining the nature and extent of environmental disturbance, the application of laws and regulations by regulatory authorities and changes in reclamation technology. Changes in estimates are reflected in the statement of operations in the period an estimate is revised.

Loss Per Common Share—Basic net loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period, and does not include the impact of any potentially dilutive common stock equivalents.  Potential common shares are not included in the computation of loss per share, as their effect is antidilutive.

Impairment of Long-Lived Assets —The Company reviews and evaluates its long-lived assets for impairment annually and at interim periods if events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Impairment is determined to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets. An impairment loss is measured and recorded based on discounted estimated future cash flows. Future cash flows are estimated based on quantities of recoverable minerals, expected gold and other commodity prices (considering current and historical prices, price trends and related factors), production levels and operating costs of production and capital, all based on life-of-mine plans. The term “recoverable minerals” refers to the estimated amount of gold or other commodities that will be obtained after taking into account losses during processing and treatment. Estimates of recoverable minerals from such mineral interests are risk adjusted based on management’s relative confidence in such materials.

In estimating future cash flows, assets are grouped at the lowest level for which there is identifiable cash flows that are largely independent of future cash flows from other asset groups. The Company’s estimates of future cash flows are based on numerous assumptions and it is possible that actual future cash flows will be significantly different than the estimates, as actual future quantities of recoverable minerals, gold and other commodity prices, production levels and operating costs of production and capital are each subject to significant risks and uncertainties.

Mining Development Costs—Mine development costs are amortized using the units of production method based upon projected recoverable ounces in proven and probable reserves. Projected recoverable ounces are determined by the Company based upon its proven and probable reserves and estimated metal recovery associated with those reserves.  As of September 30, 2015, no mines are in production therefore none are being amortized.

Revenue Recognition—The Company has not yet achieved any revenues.  Revenue will be recognized on royalties from the sale of gold, silver, and other metal sales when persuasive evidence of an arrangement exists, the price is fixed or determinable, the metal is delivered, the title has been transferred to the customer, and collectability is reasonably assured.

Advertising Costs—The Company expense advertising costs as they are incurred and had no advertising costs as of September 30, 2015.

Income Taxes—The Company accounts for income taxes using the liability method, which recognizes certain temporary differences between the financial reporting basis of the Company’s liabilities and assets and the related income tax basis for such liabilities and assets. This method generates either a net deferred income tax liability or asset for the Company, as measured by the statutory tax rates in effect. The Company derives its deferred income tax charge or benefit, if any, by recording the change in either the net deferred income tax liability or asset balance for the year.

At September 30, 2015, the Company recorded a valuation allowance against all of its deferred income tax assets, which it believes, based on the weight of available evidence; it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

F-8

Stock-based Compensation—The Company records stock-based compensation in accordance with ASC 718, “Compensation – Stock Based Compensation” and ASC 505 “Equity Based Payments to Non-Employees”, which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based awards made to employees and directors, including stock options.

ASC 718 requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model.  The Company uses the Black-Scholes option-pricing model as its method of determining fair value.  This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables.  These subjective variables include, but are not limited to the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.  The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Recent Accounting Pronouncements—The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Related Party Transactions

For the period from July 24, 2015 (date of inception) to September 30, 2015, two of the Company’s executive officers/shareholders had advanced $147,047 for expenses relating to the Company and its operations. These advances have been reflected in the accompanying balance sheet under the caption “accounts payable – related parties.” The stock subscriptions receivables due from the stockholders were collected on November 5, 2015.

Note 4 – Federal Income Taxes

Total income tax benefit is less than the amount computed by multiplying the loss before income taxes by the statutory federal income tax rate.  The reasons for the difference and the related tax effects for the period ended September 30, 2015:

September 30, 2015

Net Loss	$(143,434)

Tax benefit at statutory rates of 34%	$48,768
Non-deductible expenses	—
Change in valuation allowances	(48,768

Net income tax benefit	$—

The components of the deferred tax assets are as follows:

September 30, 2015

Deferred tax assets
Net operating loss carry-forward	$(48,768)

Total Deferred tax asset	(48,768)
Less: valuation allowance	48,768

$—

The Company has no deferred tax liabilities.

F-9

As of September 30, 2015, the Company had a federal income tax net operating loss carry forward of approximately $143,434 to offset future taxable income, which begins to expire in 2025. The Company has never had an Internal Revenue Service audit.

Note 5 – Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability is accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, will be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees are disclosed.

Note 6 – Subsequent Events

The Company’s management have evaluated subsequent events through December 11, 2015, the date the financial statements were issued. In the opinion of the Company’s management, there have been no significant events since September 30, 2015, other than the acquisition of certain mining claims in exchange for 13,500,000 shares of the Company’s common stock on October 28, 2015.

On October 28, 2015, the Company entered into an “Asset Purchase Agreement by and between Rancho Santa Fe Mining, Inc. and Humboldt Mining Company, Inc.” This agreement required the Company to issue 13,500,000 shares of its common stock in exchange for certain land and mining claims.

In a report dated August 20, 2015, prepared by Paul A. Pelke, consulting geologist, it is estimated that all of the individual deposits that would be found on the claims purchased from Humboldt Mining Company, Inc. could amount to a resource equal to between 100,000 and 200,000 ounces of contained gold.

On September 30, 2015, the Company entered into an “Equity Purchase Agreement” with Kodiak Capital Group, LLC (“Kodiak”) whereby Kodiak can purchase up to $5,000,000 of the Company’s common stock. The stock would be sold for a price equal to the closing bid price for the Company’s common stock on the principal market on a trading day as reported by Bloomberg Finance L.P. The Company committed to issue Kodiak Capital 3,000,000 shares of its common stock for services to be rendered.

F-10

PROSPECTUS

RANCHO SANTA FE MINING, INC.

9655 Granite Ridge Drive, Suite 200

San Diego, CA 92123

Tel. 858.717.8090

20,000,000 shares of Common Stock

December ___, 2015

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[RESALE PROSPECTUS ALTERNATIVE PAGE]

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

RANCHO SANTA FE MINING, INC.

9655 Granite Ridge Drive, Suite 200

San Diego, CA 92123

Tel. 858.717.8090

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

6,750,000 shares of Common Stock

Our existing shareholders (the “Selling Shareholders”) are offering for resale, 6,750,000 shares of Common Stock. Our Common Stock is presently not traded on any market or securities exchange. The 6,750,000 shares of our Common Stock can be sold by the Selling Shareholders at a fixed price of $0.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the Selling Shareholders.

The Selling Shareholders and any broker or dealer participating in the sale of shares on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which case any profit on the sale of shares by them or commissions received by such broker or dealer may be deemed to be underwriting compensation under the Securities Act of 1933.

This Prospectus covers the resale offering by the Selling Shareholders of 6,750,000 shares of Common Stock. The Company is concurrently conducting a primary offering for 20,000,000 shares, which is covered in a separate public offering prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF RANCHO SANTA FE MINING, INC. COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and in any Prospectus supplement we may file after the date of this Prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our securities.

The date of this Prospectus is ___________, 2015.

[RESALE PROSPECTUS ALTERNATIVE PAGE]

TABLE OF CONTENTS

Page
Prospectus Summary	7
The Offering	59
Risk Factors	10
Determination of Offering Price	17
Use of Proceeds	60
Selling Shareholders	61
Plan of Distribution; Terms of the Offering	62
Description of Property	21
Description of Securities	21
Description of Our Business	22
Legal Proceedings	28
Market Price of and Dividends on the Registrant’s Common Equity And Related Stockholder Matters	28
Management’s Discussion and Analysis	30
Directors, Executive Officers, Promoters and Control Persons	34
Executive Compensation	36
Security Ownership of Certain Beneficial Owners and Management	38
Certain Relationships and Related Transactions	39
Legal Matters	39
Experts	40
Commission Position of Indemnification for Securities Act Liabilities	40
Where you can find more Information	40
Index to Financial Statements	41

You should rely only on the information contained or incorporated by reference to this Prospectus in deciding whether to purchase our Common Stock.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this Prospectus. Under no circumstances should the delivery to you of this Prospectus or any sale made pursuant to this Prospectus create any implication that the information contained in this Prospectus is correct as of any time after the date of this Prospectus. To the extent that any facts or events arising after the date of this Prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this Prospectus, this Prospectus will be updated to the extent required by law.

[RESALE PROSPECTUS ALTERNATIVE PAGE]

SUMMARY OF THIS OFFERING

Securities being offered	Up to 6,750,000 shares of Common Stock. Our Common Stock is described in further detail in the section of this Prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Number of shares outstanding before the offering	27,000,000 shares of Common Stock issued and outstanding as of October 30, 2015.

Net Proceeds to the Company	We will not receive proceeds from the resale of shares by the Selling Shareholders.

Risk factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this Prospectus before making an investment decision regarding our Common Stock.

[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of common shares offered by them under this Prospectus.

[RESALE PROSPECTUS ALTERNATE PAGE]

SELLING SHAREHOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this Prospectus. The owners of the shares to be sold by means of this Prospectus are referred to as the "Selling Shareholders”. These shares will be sold at a fixed price of $0.50 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.

The following table sets forth the name of the Selling Shareholders, the number of shares of Common Stock beneficially owned by each of the Selling Shareholders as of September 30, 2015 and the number of shares of Common Stock being offered by the Selling Shareholders. The Selling Shareholders may offer all or part of the shares for resale from time to time, however, the Selling Shareholders are under no obligation to sell all or any portion of such shares nor are the Selling Shareholders obligated to sell any shares immediately upon effectiveness of this Prospectus.

Name of Selling Shareholder	Position, Office or Other Material Relationship	Shares Beneficially Owned Prior to the Offering	Shares to be Offered(1)	Shares Beneficially Owned After the Offering (1)(2)	Percentage Beneficially Owned after the Offering (3)
Baron W. David Leavitt	Chairman	6,750,000	3,375,000	3,375,000	7.18%
Robert D. Dennis		5,400,000	2,700,000	2,700,000	5.75%
Robert Robison		675,000	337,500	337,500	0.718%
Baldur Schindler and Nancy Schindler Trust		202,500	101,250	101,250	0.215%
Kelly Garton		135,000	67,500	67,500	0.144%
Abstract Limited, LLC		135,000	67,500	67,500	0.144%
Fred Siaosi		67,500	33,750	33.750	0.072%
Daryl Allen		67,500	33,750	33.750	0.072%
Diane Martin		20,250	10,125	10,125	0.022%
Brian Martin		20,250	10,125	10,125	0.022%
Sue Martin		13,500	6,750	6,750	0.0140%
Denis Martin		13,500	6,750	6,750	0.0140%
TOTALS		13,500,000	6,750,000	6,750,000	14.36%

(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act, and includes any shares as to which the Selling Shareholder has sole or shared voting power or investment power, and also any shares which the Selling Shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that it is a direct or indirect beneficial owner of those shares. Except as indicated in the footnotes to the table above, each Selling Shareholder has voting and investment power with respect to the shares set forth opposite such Selling Shareholder’s name.

(2) This table assumes that each Selling Shareholder will sell all shares offered for sale by it under this registration statement.

(3) Percentages are based upon 47,000,000 shares of our common stock assuming that all shares are sold under our concurrent direct public offering.

[RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The Selling Shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;
•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

Upon the Company being notified in writing by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholders and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

[RESALE PROSPECTUS ALTERNATE PAGE]

PROSPECTUS

RANCHO SANTA FE MINING, INC.

9655 Granite Ridge Drive, Suite 200

San Diego, CA 92123

Tel. 858.717.8090

6,750,000 shares of Common Stock

______________, 2015

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all such expenses.

Securities and Exchange Commission Registration Fee	$1,400.00
Audit Fees and Expenses	$20,000.00
Legal Fees and Expenses	$60,000.00
Transfer Agent and Registration Fees and Expenses	$500.00
Miscellaneous Expenses	$1,000.00
Total	$82,900.00	*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide for the indemnification of our officers and directors to the extent provided by the Nevada Revised Statutes (“NRS”), as follows.

Nevada Revised Statutes

Pursuant to Section 78.7502(1) of the NRS, a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she was an officer or director of the corporation, against expenses, including attorneys’ fees, judgments, fines, and settlements actually and reasonably incurred by the officer or director in connection with the action, suit or proceeding if that officer or director is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the officer or director is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or that, with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe that his or her conduct was unlawful.

Pursuant to Section 78.7502(2) of the NRS, a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was an officer or director of the corporation, against expenses, including attorneys’ fees and settlements actually and reasonably incurred by the officer or director in connection with the defense or settlement of the action or suit if that officer or director is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which an officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the period from inception to the filing of this registration statement, the registrant has issued and/or sold the following securities in various transactions exempt from registration:

On October 28, 2015, the Company entered into a Asset Purchase Agreement (the “Asset Purchase”) with Humboldt Mining Company, Inc., an Nevada corporation (“HMCI”). Pursuant to the Asset Purchase Agreement, the Company acquired 100% of certain assets owned by HMCI, including, but not limited to: (i) all the real property, leasehold improvements, fixtures, furniture, machinery and equipment owned by the HMCI and relating to or used in HMCI’s operations; and, (ii) all inventory, including finished goods, raw materials and work in process as well as the right to receive inventory ordered by the HMCI for use in its operations; and, (iii) in addition to the foregoing, we acquired all the books and records of HMCI, as well as all intangible assets held, owned or controlled by HMCI (collectively, (i), (ii) and (iii) are referred to hereinafter as the “Acquired Assets”. We acquired none of HMCI’s existing or future liabilities.

In exchange for the Acquired Assets the Company issued to the HMCI shareholders Thirteen Million Five Hundred Thousand shares of the Company’s $0.001 par value common stock, which represented Forty Five (45%) percent of the Company’s issues and outstanding shares at the time of issuance. A copy of the Asset Purchase Agreement may be found as an Exhibit attached to this Registration Statement.

All securities issued pursunt to the Asset Purchase Agreement contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions:

(a) The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, ("Securities Act"), based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is a sophisticated investor and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

(b) The shares of Common Stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering, except as noted above. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to us that the investor was not a "U.S. person", as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

ITEM 16. EXHIBITS.

The following is a list of exhibits filed as part of this registration statement. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description	Filed
3.1(a)	Articles of Incorporation filed with the Nevada Secretary of State on July 24, 2015	Filed herewith.
3.2	Bylaws	Filed herewith.
5.1	Opinion of Zouvas & Associates, LLP	Filed herewith.
10.1	Asset Purchase Agreement between the Company and Humboldt Mining Company, Inc.	Filed herewith.
23.1	Auditor Consent	Filed herewith.
23.2	Consent of Zouvas & Associates, LLP (included in Exhibit 5.1)	Filed herewith.
101.INS	XBRL Instance Document	Filed herewith.
101.SCH	XBRL Taxonomy Extension Schema Document	Filed herewith.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	Filed herewith.
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document	Filed herewith.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Filed herewith.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	Filed herewith.

ITEM 17. UNDERTAKINGS.

(a)          The undersigned Registrant hereby undertakes to:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15 day of December, 2015.

RANCHO SANTA FE MINING, INC.

/s/ Michael S. Midlam

By: Michael S. Midlam

Title: Principal Executive Officer

/s/ Lawrence W. Geeck

By: Lawrence W. Geeck

Title: Principal Financial and Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/Michael S. Midlam	Director	December 15, 2015
By: Michael S. Midlam

/s/ Lawrence W. Geeck	Director	December 15, 2015
By: Lawrence W. Geeck

/s/ Jeff Hallman	Director	December 15, 2015
Jeff Hallman

/s/Baron W. David Leavitt	Director	December 15, 2015
Baron W. David Leavitt